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DIRECTV

Exhibit 21

Entity Name	State of Inc. /Formation/ Partnership
DIRECTV	DE
DTV Entertainment, Inc.	DE
DTV Freedom, LLC	DE
Greenlady Corp.	DE
DIRECTV Sports Networks, LLC	DE
DIRECTV Sports Northwest Holdings, LLC	DE
DIRECTV Sports Net Northwest, LLC	DE
DIRECTV Sports Net Pittsburgh, LLC	DE
DIRECTV Sports Net Rocky Mountain LLC	DE
DTV Greensub, Inc.	DE
Greenlady II, LLC	DE
LDIG, LLC	DE
DTV Genius, Inc.	DE
LDIG Gamenet, Inc.	DE
The DIRECTV Group, Inc.	DE
DIRECTV UK Limited	UK
DTV Satellite Broadband, LLC	DE
DTVG Licensing, Inc.	CA
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
DIRECTV, LLC	CA
DIRECTV Customer Services, Inc.	DE
DIRECTV Home Services, LLC	DE
DIRECTV Investments, Inc.	DE
DIRECTV Merchandising, Inc.	DE
DIRECTV MDU LLC	DE
DTV Home Services II, LLC	DE
Up Sat Direct LLC	DE
J P & D Digital Satellite Systems, Inc.	TX
LABC Productions, LLC	CA
BKB Global, LLC	DE
LABC On-Air Music, Inc.	DE
LABC TV Music, Inc.	DE

DIRECTV

Entity Name	State of Inc. /Formation/ Partnership
LABC Radio Group, LLC.	DE
Sobobo, LLC	IL
Oligarch Productions, LLC	DE
LifeShield, LLC	DE
LifeShield Security LLC	DE
DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
DIRECTV DTH Investments Limited	Cayman Islands
DIRECTV Latin America, LLC	DE
California Broadcast Center, LLC	DE
DIRECTV Argentina, S.A.	Argentina
DIRECTV Caribe Ltd.	Saint Lucia
DIRECTV (Barbados) Ltd.	Barbados
DIRECTV Curaçao N.V.	Curaçao
DIRECTV Trinidad Limited	Trinidad/ Tobago
DIRECTV Chile LLC	DE
DIRECTV Chile Television Limitada	Chile
Incubatv Comercializadora y Distributidora Sociedad de Responsibilidad Ltda.	Chile
DIRECTV Colombia, Ltda.	Colombia
VBCA S.A.S.	Colombia
Win Sports S.A.S.	Colombia
DIRECTV Latin America Sports, LLC	DE
DIRECTV Mexico Holdings, LLC	DE
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
DIRECTV de Paraguay SRL	Paraguay
DIRECTV Peru S.r.L.	Peru
DIRECTV Puerto Rico Ltd.	BVI
DIRECTV de Uruguay Ltda.	Uruguay
DS Technology, LLC	DE
DTH Ecuador C. Ltda.	Ecuador
DIRECTV Ecuador C. Ltda	Ecuador
DTVLA Coöperatief U.A.	Netherlands
DTVLA B.V.	Netherlands
DTVLA Brazil Investment Holdings, LLC	DE
DTVLA Holdings S.L.	Spain
Galaxy Entertainment de Venezuela C.A.	Venezuela
Galaxy Latin America Investments, LLC	DE

DIRECTV

Entity Name	State of Inc. /Formation/ Partnership
Galaxy Latin America Venezuela, S.r.L.	Venezuela
GLA Brasil Ltda.	Brazil
Bahiasat Comunicacoes Ltda.	Brazil
MMDS Bahia Ltda.	Brazil
Sky Brasil Servicios Ltda.	Brazil
ITSA, Ltda.	Brazil
Link Express, Ltda.	Brazil
TV Filme Belem Ltd.	Brazil
TV Filme Brasilia Ltd.	Brazil
TV Filme Goiania Ltd.	Brazil
TV Filme Operacoes Ltd.	Brazil
TV Filme Sistema Ltd.	Brazil
TV Filme Programadora Ltd.	Brazil
TV Filme Servicos Ltd.	Brazil
TV Capital Participacoes Ltda.	Brazil
Galaxy Brasil Ltda.	Brazil
Partel Participaçôes S.A.	Brazil
ACOM Communicacões S.A.	Brazil
ACOM TV S.A.	Brazil
Teleserv S.A.	Brazil
Rapix Tecnologia e Internet Ltda.	Brazil
UnitedGlobalCom do Brasil, Ltda.	Brazil
TV Show do Brasil S.A.	Brazil
Latin America Sports, LLC	DE
T2Green Golf, SRL	Argentina
Pasiones TV, LLC	DE
Servicios Galaxy Sat III R, C.A.	Venezuela
SUNDANCE Channel Latin America, LLC	DE
SurFin LLC	DE
Alpha Tel Holdings, Ltd.	Cayman Is.
Alpha Tel S.A.	Argentina
White Holding, B.V.	Netherlands
Telecenter Panamericana Ltda.	Colombia
White Holding Mexico S. de R.L. de C.V.	Mexico
T2Green Equipos S.r.L.	Argentina
Torneos y Competencias S.A.	Argentina
HD Services S.A.	Argentina

DIRECTV

Entity Name	State of Inc. /Formation/ Partnership
Compania de Marcas y Emprendimcintos S.A.	Argentina
Merkin S.A.	Uruguay
Productora De Eventos S.A.	Uruguay
Revistas Deportivas S.A.	Argentina
South American Sports S.A.	Argentina
T&T Sports Marketing, Ltd.	Cayman Is.
Tele Net Image Corp	BVI
Tele Red Imagen S.A.	Argentina
Torneos y Competencias S.A.	Uruguay
Workjoy Argentina S.A.	Argentina
Television Satelital Codificada S.A.	Argentina
TyC International B.V.	Netherlands
TyC Minor S.A.
DTH (Mexico) Investment Ltd.	Cayman Is.
DTVLA Mexico Investment Holdings, Inc.	DE
DTH TechCo, Inc.	DE
News America DTH TechCo. Inc.	DE
MCOP Holdings, Inc.	DE
Multi-Country DTH Holdings Ltd.	Cayman Island.
Sky Argentina DTH Holdings LLC	DE
Sky Argentina S.C.A.	Argentina
Sky Sistemas Argentina SRL	Argentina
Sky Argentina DTH Management LLC	DE
Sky Entertainment Venezuela S.A.	Venezuela
DTV Network Systems, Inc.	DE
DTV Mauritius Holdings	Mauritius
First DTV Mauritius Ltd.	Mauritius
Goldman Agent Private Limited	India
DTVG Europe Limited	UK
DTVG UK Limited	UK

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  Exhibit 21